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                                   EXHIBIT 23

                 Consent of Independent Public Accountant

Carrollton Bancorp
Baltimore, Maryland

    We hereby consent to the use in this annual report on Form 10-KSB of our report, dated February 27, 1998, on the consolidated financial statements of Carrollton Bancorp and Subsidiary appearing in the annual report.

                                               /s/ Rowles & Company, LLP

Baltimore, Maryland
March 26, 1998